                       FIRST AMENDMENT TO LEASE
                       ------------------------

        This Amendment to Lease Agreement made and entered into as of the 28th day of August, 1991 by and between THE TRUSTEES Of LASALLE FUND II, a Group Trust organized and existing under the laws of the State of Illinois (Landlord), and MAGNETEK, INC., a Delaware corporation, (Tenant), formally CENTURY ELECTRIC,
INC., a Delaware corporation;


                              WITNESSETH:
                              -----------

        WHEREAS, Landlord and Tenant entered into a lease agreement for approximately 183,130 square feet of warehouse and office space (the "Primary Space") at 1325 Heil Quaker Boulevard (Premises) in
Rutherford County, Tennessee and;

        WHEREAS, Landlord and Tenant agree that the said Primary
Space be expanded by an additional 5,114 square feet (the "Expansion
Space") and;

        NOW THEREFORE, Landlord and Tenant agree that the said
Lease shall be and the same is hereby amended as follows:

        1. PREMISES: Paragraph 1 of the Lease is amended to reflect that the size of the Primary Space shall be increased by the Expansion Space as shown in Exhibit A-I which is attached hereto and incorporated herein for all purposes. Accordingly, commencing upon the earlier to occur of (a) substantial completion (as hereinafter defined) of the Finish Work (as hereinafter defined) for the Expansion Space and (b) Tenant's occupancy of the Expansion Space, the size of the Premises covered by the Lease shall be increased from 183,130 square feet to 188,244 square feet. Final determination of the square footage shall be made upon completion of construction drawings and this Paragraph 1 of this Amendment and any subsequent Paragraph hereinafter affected by the calculation of the square footage shall also be amended accordingly. The term "substantial completion" shall mean that the Expansion Space is completed in accordance with the approved construction drawings as reasonably determined by Landlord's architect except for punch list items. The Expansion Space is hereby subject to all the terms and conditions of the Lease as amended by this Amendment.

            2. TERM: Paragraph 2 of the Lease is hereby modified to read as follows: The Term of this Lease shall be eight (8) years commencing on September 1, 1991 and shall expire August 31, 1999.

            3. BASE RENTAL RATE: Commencing on September 1, 1991 and continuing throughout the term of the Lease as modified by this Amendment, the Base Rental due and payable will be as follows:

    From      To      Rate/Sf    Monthly      Annually
    ----      ---     -------    -------      ---------
   9-1-91   8-31-92    $2.40    $36,626.00    $439,512.00
   9-1-92   8-31-93    $2.45    $37,389.04    $448,668.50
   9-1-93   8-31-94    $2.55    $38,915.13    $466,981.50
   9-1-94   8-31-95    $2.60    $39,678.17    $476,138.00
   9-1-95   8-31-96    $2.70    $41,204.25    $494,451.00
   9-1-96   8-31-97    $2.80    $42,730.33    $512,764.00
   9-1-97   8-31-98    $2.90    $44,256.42    $531,077.00
   9-1-98   8-31-99    $3.00    $45,782.50    $549,390.00

            4. TENANT IMPROVEMENTS: Landlord agrees to construct and/or install leasehold improvements in and upon the Expansion Space and the pedestrian lighting (the "Finish Work") in a good and workmanlike manner at its sole cost and expense which shall not exceed $262,813.00 (the "Finish Allowance") in accordance with construction drawings approved by Landlord and Tenant. Change orders requested by Tenant which increase the cost of construction of the Finish Work to an amount in excess of the Finish Allowance shall be payable by Tenant upon demand. Change orders requested by Tenant which reduce the cost of construction of the Finish Work shall reduce the Base Rental Rate. Such reduction shall be calculated by amortizing at ten percent (10%) over the term of the Lease. For example, if the cost of the Finish Work is reduced by $50,000, consequently, the reduction in Base Rental per year would be $9,104.50. Landlord agrees to promptly commence construction of the finish Work (a) upon mutual execution of this Amendment and (b) after construction drawings have been approved by Landlord and Tenant and to proceed with construction thereof with due diligence until completed. The failure of Tenant to take possession of the Expansion Space on or before substantial completion of the Finish Work shall not relieve Tenant from its obligation to pay any sums required.

            5. EXPANSION OPTION: As long as this Lease is in full force and effect without default by Tenant, Landlord agrees that, upon written notice from Tenant or prior to Landlord selling and/or constructing improvements upon the approximate 2.3 acres contiguous to the Premises, Tenant shall have the right to expand the Premises up to the amount of 70,000 square feet. If for any reason, Tenant fails to exercise its right to expand upon notification from Landlord of its intent to sell or construct improvements, and does not timely enter into an agreement for the expansion of the Premises, Landlord will be free to enter into an agreement to sell or improve the approximate 2.3 acres and Landlord's obligations as to this paragraph shall be null and void. Should Landlord fail to enter into an agreement to sell or make improvements following notice to Tenant, Tenant's rights as to this paragraph shall be reinstated. The terms and conditions of the expansion shall be negotiated at the time such Expansion Option is exercised.

            All other terms and conditions of the Lease except as modified herein shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed the foregoing Lease of the 28th day of August, 1991.

Tenant:                                     Landlord:
MAGNETEK, INC.,                             La Salle Fund II
a Delaware corporation                       By:   La Salle Partners Asset
                                                   Management Limited, its
                                                   Authorized agent:

By:_______________________________           By:_____________________________
Title:____________________________           Title:__________________________
                                             Date:___________________________

Attest:___________________________
Title:____________________________
      Attestation required if
      not executed by President
      of corporation

                       SECOND AMENDMENT TO LEASE
                       -------------------------

        This Amendment to Lease Agreement made and entered into as of the 5th day of February, 1993 by and between THE TRUSTEES OF LASALLE FUND II, a Group Trust Organized and existing under the laws of the State of Illinois (Landlord), and MAGNETEK, INC., a Delaware corporation, (Tenant);

                             WITNESSETH:
                             -----------

        WHEREAS, Landlord and Tenant entered into a lease agreement for approximately 183,130 square feet of warehouse and office space (the "Primary Space") at 1325 Heil Quaker Boulevard (Premises) in Rutherford County, Tennessee, as amended by 1) First Amendment to Lease dated August 28, 1991, hereinafter collectively referred to as the "Lease", the premises-being more particularly described therein; and

            WHEREAS, Landlord and Tenant wish to amend said Lease;

            NOW THEREFORE, in consideration of these presents and the agreement of each other, Lessor and Lessee agree that said Lease shall be and the same is hereby amended as of the day first written above, as follows:

            1. PREMISES: The size of the Premises covered by the Lease is hereby increased from 183,130 square feet to 187,930 square feet.

            2. BASE RENTAL RATE: Commencing on January 1, 1992 and continuing throughout the term of the Lease as modified by this Amendment, the Base Rental due and payable will be as follows:

   From      To        Rate/Sf    Monthly       Annually
   ----      ---      -------     -------       --------
  1-1-92    8-31-92    $2.40      $37,586.00    $300,688.00
  9-1-92    8-31-93    $2.45      $38,369.04    $460,428.50
  9-1-93    8-31-94    $2.55      $39,935.13    $479,221.50
  9-1-94    8-31-95    $2.60      $40,718.17    $488,618.00
  9-1-95    8-31-96    $2.70      $42,284.25    $507,411.00
  9-1-96    8-31-97    $2.80      $43,850.33    $526,204.00
  9-1-97    8-31-98    $2.90      $45,416.42    $544,997.00
  9-1-98    8-31-99    $3.00      $46,982.50    $375,860.00

            All other terms, conditions and covenants of the Lease not specifically amended by this Second Amendment to Lease, are hereby deemed to remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed the foregoing Lease of the 5th day of February, 1993.


Tenant:                                     Landlord:
MAGNETEK, INC.,                             La Salle Fund II
a Delaware corporation                       By: La Salle Partners Asset
                                                Management Limited, its
                                                Authorized agent:
 By:_______________________________          By:____________________________
Title:____________________________          Title:_________________________
                                             Date:__________________________

Attest:___________________________
 Title:___________________________
      Attestation required if
      not executed by President
      of corporation